Exhibit 10.5.5

Confidential

THE SYMBOL “[*]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

FIFTH AMENDMENT TO SUPPLY AGREEMENT

This Fifth Amendment to Supply Agreement (the “Fifth Amendment”) is effective as of the date last signed below (the “Fifth Amendment Date”) between Illumina, Inc., a Delaware corporation having a place of business at 5200 Illumina Way, San Diego, CA  92122 ("Illumina") and Natera, Inc., having a place of business at 201 Industrial Road, Suite 410, San Carlos, CA  94070 (“Customer”).   Customer and Illumina may be referred to herein as “Party” or “Parties.”

WHEREAS, Illumina and Customer are Parties to a Supply Agreement having an Effective Date of August 16, 2013, and amended on September 18, 2014, September 23, 2015, June 8, 2016, and January 3, 2019 (“Agreement”);

WHEREAS, the Parties have agreed upon certain amendments to add products available for purchase under the Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Parties hereto agree to amend the Agreement as follows:

1.

Illumina agrees that it shall [*]. For the avoidance of doubt, beginning in calendar year 2021 and through the end of the Term, Illumina may adjust list prices in accordance with Section 7(a) of the Agreement.

2.	Amendment to Exhibit B – Illumina Hardware and Consumables. Exhibit B of the Agreement is hereby amended as follows:

a)

The products listed in the attached Quotation No. 4246299 and Quotation 4246655 (each a “Fifth Amendment Quote” and, together, the “Fifth Amendment Quotes”) are added to Exhibit B as Illumina Hardware and Consumables.

b)

The current pricing and discounts for such products are contained exclusively in the Fifth Amendment Quotes, subject to Section 7(a) of the Agreement, provided that (i) the pricing and discounts contained in Quotation No. 4246655 shall expire on December 18, 2019, (ii) the pricing and discounts contained in Quotation No. 4246299 shall expire on January 9, 2020, (iii) after such expiration, Illumina shall issue a new one-year standing quotation covering all of the products listed in the Fifth Amendment Quotes and such quotation shall provide a discount for the included Hardware that is not less than [*] off of the list price and a discount for the included Consumables equal to [*] off of the list prices, and (iv) the discounts associated with any purchases of products contained in the Fifth Amendment Quotes after expiration of the standing quotation referenced in subpart (iii) shall be in accordance with Illumina’s standard discounting rates for such products at that time; provided, however that such discounts shall be no less favorable than the discounts set forth in the table below.  Notwithstanding any other language in Exhibit B, no additional discounts shall apply unless otherwise specified by Illumina at a later date.

Overall Sequencing Consumable Spend	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]

“Overall Sequencing Consumable Spend” is determined quarterly at the first day of each calendar quarter (i.e., January 1, April 1, July 1, October 1), and equals (1) the total amount (minus freight, taxes, and any product credits or offsets) Illumina has invoiced Customer for shipments of all Sequencing Consumables delivered to Customer during the 12 calendar month period that immediately precedes such first day of a calendar quarter under this Agreement, which includes Sequencing Consumables purchased under this Agreement and Sequencing Consumables purchased from Illumina outside of this Agreement.  Overall Sequencing Consumable Spend does not include, by way of example, amounts invoiced for array products, Test Fees, Services, or Hardware.

“Sequencing Consumable” means a Consumable [*].

c)

The terms contained in the last paragraph on page 8 of the Quotation No. 4246299 and page 4 of Quotation 4246655 (including, in each case, the linked materials) shall not apply to the products contained in the Fifth Amendment Quotes.  The products contained in the Fifth Amendment Quotes shall be governed by the Agreement, as applicable, and the remaining terms of the Fifth Amendment Quotes.

3.

 No License.  For the avoidance of doubt, no license of other right is being granted in this Fifth Amendment under or to use any Application Specific IP or Other IP, including, without limitation, U.S. Patent No. [*].

4.

Entire Agreement. Except as expressly stated herein, this Fifth Amendment does not alter any term or condition of the Agreement. This Fifth Amendment represents the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior discussions, communications, agreements, and understandings of any kind and nature between the Parties regarding the subject matter hereof.

5.

Reference to Agreement. On and after the Fifth Amendment Date, each reference in the Agreement to “this Agreement”, “hereunder”, or words of like import referring to the Agreement shall mean and be a reference to the Agreement as modified by this Fifth Amendment.

6.

Governing Law.  This Fifth Amendment and performance by the Parties hereunder shall be construed in accordance with the laws of the State of California, U.S.A., without regard to provisions on the conflicts of laws.

7.	Counterparts. This Fifth Amendment may be executed in one or more counterparts, and each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto acknowledge and agree to the terms and conditions of this Fifth Amendment and have caused this Agreement to be executed by their respective duly authorized representatives to be effective as of the Fifth Amendment Date.

Natera, Inc.:		Illumina, Inc.:

By:	/s/ John Fesko	By:	/s/ Mark Van Oene

Name:	John Fesko	Name:	Mark Van Oene

Title:	SVP Business Development	Title:	Chief Commercial Officer

Date:	12/18/19	Date:	12/18/19